FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FOURTH QUARTER 2019 FINANCIAL RESULTS

FROM CONTINUING OPERATIONS

•         GAAP diluted EPS from continuing operations of $2.25, up 192.2% over prior-year quarter, reflecting, among other things, a net gain on sale of equity investments

•         Non-GAAP diluted EPS from continuing operations of $0.97, up 9.0% over prior-year quarter

•         Affirms guidance range for 2020 non-GAAP diluted EPS from continuing operations of $3.65 to $3.75

MELVILLE, N.Y., February 20, 2020 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care solutions to office-based dental and medical practitioners, today reported record fourth quarter financial results from continuing operations. Results from continuing operations exclude contributions from Henry Schein’s former Animal Health business, which was spun off in February 2019 to form a new publicly traded company, Covetrus (Nasdaq: CVET).

Net sales from continuing operations for the quarter ended December 28, 2019, were $2.7 billion, an increase of 7.9% compared with the fourth quarter of 2018. The 7.9% increase included 8.9% growth in local currencies and a 1.0% decline related to foreign currency exchange. In local currencies, internally generated sales increased 5.8% and growth from acquisitions was 3.1%. Excluding sales to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, internal sales growth in local currencies was approximately 4.9% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. from continuing operations for the fourth quarter of 2019 was $330.6 million, or $2.25 per diluted share, compared with prior-year net income from continuing operations of $117.8 million, or $0.77 per diluted share. Fourth quarter 2019 results include a net gain on sale of equity investments of approximately $186.8 million, or $1.27 per diluted share, as well as a reduction in estimated restructuring costs of $1.1 million, or $0.01 per diluted share. Excluding these items, non-GAAP net income from continuing operations for the fourth quarter of 2019 was $143.0 million, or $0.97 per diluted share, compared with non-GAAP net income from continuing operations of $136.2 million, or $0.89 per diluted share, for the fourth quarter of 2018. Exhibit B provides a reconciliation of GAAP net income and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

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“As our fourth quarter 2019 results attest, Henry Schein delivered an excellent conclusion to a transformative year in which we strategically positioned our business for continued success in the markets we serve,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein. “Strong revenue growth in our Medical and Technology and Value-Added Services businesses were a particular highlight, along with sales of North America Dental Equipment and International Consumable Merchandise. We continue to execute on our strategic plan and remain optimistic about the Company’s prospects in 2020 and beyond.”

Dental sales of $1.7 billion increased 2.9%, consisting of 4.2% growth in local currencies and a 1.3% decline related to foreign currency exchange. In local currencies, internally generated sales increased 2.5% and growth from acquisitions was 1.7%.

“North America dental consumable merchandise internal sales in local currencies were essentially flat in the fourth quarter, reflecting soft end-market demand from independent dental practices. Dental equipment internal sales increased by a healthy 7.2% in local currencies, primarily driven by high-tech equipment sales,” commented Mr. Bergman.

“Internationally, dental consumable merchandise internal sales in local currencies had growth of 4.4%, driven by broad-based strength across most of our business. Dental equipment internal sales in local currencies decreased by 0.8%, as we faced a difficult prior-year comparison when internal sales growth in local currencies was 7.5%. The sales decrease was also due in part to soft macroeconomic conditions in Australia,” said Mr. Bergman.

Medical sales of $788.7 million increased 15.2%, with no impact from foreign currency exchange. Internally generated sales increased 10.2% and growth from acquisitions was 5.0%, primarily driven by the contribution from North American Rescue.

“We believe our Medical business continued to gain market share, with internal sales in local currencies up double-digits in the fourth quarter,” remarked Mr. Bergman. “Our focus on providing a wide array of solutions, services, and support to a broad spectrum of health care customers has enabled the Company to grow its presence in the Medical market and positions Henry Schein well for the future.”

Technology and Value-Added Services sales from continuing operations of $137.1 million increased 20.0%, consisting of 20.3% growth in local currencies and a 0.3% decline related to foreign currency exchange. In local currencies, internally generated sales increased 9.4% and growth from acquisitions was 10.9%, primarily driven by the contribution from Lighthouse 360.

“North America Technology and Value-Added Services internal sales growth in local currencies was a strong 8.7% as the business benefited from service revenue associated with a product migration, as well as from solid financial services revenue. Internationally, Technology and Value-Added Services internal sales increased 13.4% in local currencies, led by strong financial services revenue,” said Mr. Bergman.

“Henry Schein One continues to advance its platform of delivering integrated technology to enhance dental practice management and allow dentists to focus on delivering quality patient care,” Mr. Bergman continued.

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Stock Repurchase Plan

The Company repurchased approximately 2.9 million shares of its common stock during the fourth quarter at an average price of $69.05 per share, for a total of $200 million. The impact of the repurchase of shares on fourth quarter 2019 diluted EPS was immaterial.

For fiscal year 2019, the Company repurchased approximately 8.2 million shares for a total of $525 million. At fiscal year-end, Henry Schein had $275 million authorized and available for future stock repurchases.

2019 Financial Results

Net sales from continuing operations for the year ended December 28, 2019, were $10.0 billion, an increase of 6.0% compared with 2018. This consisted of 7.7% growth in local currencies and a decrease of 1.7% related to foreign currency exchange. In local currencies, internally generated sales increased 4.4% and acquisition growth was 3.3%. Excluding sales to Covetrus, internal sales growth was 3.5% in local currencies.

Net income attributable to Henry Schein, Inc. from continuing operations for 2019 was $700.7 million, or $4.69 per diluted share, an increase of 62.7% and 67.5%, respectively, compared with 2018. Non-GAAP net income from continuing operations for 2019 was $523.6 million, or $3.51 per diluted share, an increase of 7.6% and 10.7%, respectively, compared with 2018. Non-GAAP results for 2019 and 2018 exclude certain items noted in Exhibit B, which provides a reconciliation of GAAP net income and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

2020 EPS Guidance

Henry Schein today affirmed 2020 non-GAAP diluted EPS guidance. At this time, the Company is not providing 2020 GAAP diluted EPS guidance as it is unable to provide an accurate estimate of expenses related to a planned restructuring intended to mitigate stranded costs associated with the spin-off of its Animal Health business and to drive operating efficiencies. Financial guidance is as follows:

•         2020 non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc. is expected to be $3.65 to $3.75, reflecting growth of 4% to 7% compared with 2019 non-GAAP diluted EPS from continuing operations of $3.51.

•         Guidance assumes no significant supply chain disruption related to the Novel Coronavirus Disease 2019 (COVID-19) for certain infection control products.

•         Guidance for 2020 non-GAAP diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any, and restructuring expenses. Guidance also assumes foreign exchange rates that are generally consistent with current levels, and that end markets remain stable and are consistent with current market conditions.

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Adjustments to Projected 2020 Diluted EPS

The Company has provided guidance for 2020 diluted EPS from continuing operations on a non-GAAP basis, as noted above. A reconciliation to the Company’s projected 2020 diluted EPS from continuing operations prepared on a GAAP basis is not provided because the Company is unable to provide an estimate of costs related to a restructuring to mitigate stranded costs and drive additional operating efficiencies and the corresponding tax effect that will be included in the Company’s 2020 diluted EPS from continuing operations prepared on a GAAP basis without unreasonable effort. The inability to provide these reconciliations is due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the non-GAAP adjustments may be recognized. Management does not believe these items are representative of the Company’s underlying business performance. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Fourth Quarter and Full Year 2019 Conference Call Webcast

The Company will hold a conference call to discuss fourth quarter and full year 2019 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website by visiting www.henryschein.com/IRwebcasts. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With more than 19,000 Team Schein Members worldwide, the Company's network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that improve operational success and clinical outcomes. Our Business, Clinical, Technology, and Supply Chain solutions help office-based dental  and medical  practitioners work more efficiently so they can provide quality care more effectively. These solutions also support dental laboratories, government and institutional healthcare clinics, as well as other alternate care sites.

Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

A FORTUNE 500 Company and a member of the S&P 500® index, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 31 countries. The Company's sales from continuing operations reached $10.0 billion in 2019, and have grown at a compound annual rate of approximately 13 percent since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein,  and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements

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involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements include EPS guidance and are generally identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate," “to be,” “to make” or other comparable terms.  A full discussion of our operations and financial condition, status of litigation matters, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; increased competition by third party online commerce sites; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; risks associated with the Novel Coronavirus Disease 2019 (COVID-19); risk associated with the United Kingdom’s withdrawal from the European Union; transitional challenges associated with acquisitions, dispositions and joint ventures, including the failure to achieve anticipated synergies/benefits; financial and tax risks associated with acquisitions, dispositions and joint ventures; litigation risks; new or unanticipated litigation developments and the status of litigation matters; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence on third parties for certain technologically advanced components; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:   Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169                                               (TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 28,	December 29,	December 28,	December 29,
	2019	2018	2019	2018
	(unaudited)	(unaudited)

Net sales	$2,668,941	$2,472,556	$9,985,803	$9,417,603
Cost of sales	1,858,343	1,721,625	6,894,917	6,506,856
Gross profit	810,598	750,931	3,090,886	2,910,747
Operating expenses:
Selling, general and administrative	615,323	558,285	2,357,920	2,217,273
Litigation settlements	-	-	-	38,488
Restructuring costs (credits)	(1,059)	34,644	14,705	54,367
Operating income	196,334	158,002	718,261	600,619
Other income (expense):
Interest income	3,389	4,386	15,757	15,491
Interest expense	(9,333)	(21,447)	(50,792)	(76,016)
Other, net	(907)	(1,485)	(2,919)	(3,258)
Income from continuing operations before taxes, equity in
earnings of affiliates and noncontrolling interests	189,483	139,456	680,307	536,836
Income taxes	(42,189)	(20,778)	(159,515)	(107,432)
Equity in earnings of affiliates	3,129	6,208	17,900	21,037
Net gain on sale of equity investments	186,769	-	186,769	-
Net income from continuing operations	337,192	124,886	725,461	450,441
Income (loss) from discontinued operations	(747)	14,124	(6,323)	111,685
Net Income	336,445	139,010	719,138	562,126
Less: Net income attributable to noncontrolling interests	(6,583)	(7,109)	(24,770)	(19,724)
Less: Net (income) loss attributable to noncontrolling interests
from discontinued operations	-	1,072	366	(6,521)
Net income attributable to Henry Schein, Inc.	$329,862	$132,973	$694,734	$535,881
Amounts attributable to Henry Schein Inc.:
Continuing operations	$330,609	$117,777	$700,691	$430,717
Discontinued operations	(747)	15,196	(5,957)	105,164
Net income attributable to Henry Schein, Inc.	$329,862	$132,973	$694,734	$535,881

Earnings per share from continuing operations attributable to Henry Schein, Inc.:

Basic	$2.27	$0.78	$4.74	$2.82
Diluted	$2.25	$0.77	$4.69	$2.80

Earnings (loss) per share from discontinued operations attributable to Henry Schein, Inc.:

Basic	$(0.01)	$0.10	$(0.04)	$0.69
Diluted	$(0.01)	$0.10	$(0.04)	$0.68

Earnings per share attributable to Henry Schein, Inc.:

Basic	$2.27	$0.88	$4.70	$3.51
Diluted	$2.24	$0.87	$4.65	$3.49

Weighted-average common shares outstanding:
Basic	145,404	151,757	147,817	152,656
Diluted	147,078	152,991	149,257	153,707
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 28,	December 29,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$106,097	$56,885
Accounts receivable, net of reserves of $60,002 and $53,121	1,246,246	1,168,776
Inventories, net	1,428,799	1,415,512
Prepaid expenses and other	445,360	451,033
Assets of discontinued operations	-	1,083,014
Total current assets	3,226,502	4,175,220
Property and equipment, net	329,645	314,221
Operating lease right-of-use assets, net	231,662	-
Goodwill	2,462,495	2,081,029
Other intangibles, net	572,878	376,031
Investments and other	327,919	420,367
Assets of discontinued operations	-	1,133,659
Total assets	$7,151,101	$8,500,527

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$880,266	$785,756
Bank credit lines	23,975	951,458
Current maturities of long-term debt	109,849	8,280
Operating lease liabilities	65,349	-
Liabilities of discontinued operations	-	577,607
Accrued expenses:
Payroll and related	265,206	242,876
Taxes	165,171	154,613
Other	528,553	498,237
Total current liabilities	2,038,369	3,218,827
Long-term debt	622,908	980,344
Deferred income taxes	64,989	27,218
Operating lease liabilities	176,267	-
Other liabilities	331,173	357,741
Liabilities of discontinued operations	-	62,453
Total liabilities	3,233,706	4,646,583

Redeemable noncontrolling interests	287,258	219,724
Redeemable noncontrolling interests from discontinued operations	-	92,432
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 480,000,000 shares authorized,
143,353,459 outstanding on December 28, 2019 and
151,401,668 outstanding on December 29, 2018	1,434	1,514
Additional paid-in capital	47,768	-
Retained earnings	3,116,215	3,208,589
Accumulated other comprehensive loss	(167,373)	(248,771)
Total Henry Schein, Inc. stockholders' equity	2,998,044	2,961,332
Noncontrolling interests	632,093	580,456
Total stockholders' equity	3,630,137	3,541,788
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$7,151,101	$8,500,527

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Years Ended
	December 28,	December 29,	December 28,	December 29,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$336,445	$139,010	$719,138	$562,126
Income (loss) from discontinued operations	(747)	14,124	(6,323)	111,685
Income from continuing operations	337,192	124,886	725,461	450,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,732	36,700	184,942	143,630
Net gain on sale of equity investments	(250,167)	-	(250,167)	-
Stock-based compensation expense	11,810	2,051	44,920	32,621
Provision for losses on trade and other accounts receivable	5,036	6,984	12,612	14,384
Benefit from deferred income taxes	(589)	(32,239)	(4,057)	(36,007)
Equity in earnings of affiliates	(3,129)	(6,208)	(17,900)	(21,037)
Distributions from equity affiliates	3,556	5,801	71,469	20,386
Changes in unrecognized tax benefits	(1,594)	(4,022)	1,941	(1,169)
Benefit from transition tax	-	(10,000)	-	(10,000)
Other	7,806	(134)	5,684	369
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	42,695	13,816	(72,689)	(127,201)
Inventories	(60,391)	18,752	14,702	(41,042)
Other current assets	13,057	(106,789)	(57,291)	(165,645)
Accounts payable and accrued expenses	141,284	131,962	160,851	191,225
Net cash provided by operating activities from continuing operations	295,298	181,560	820,478	450,955
Net cash provided by (used in) operating activities from discontinued operations	(2,738)	112,392	(166,391)	233,751
Net cash provided by operating activities	292,560	293,952	654,087	684,706

Cash flows from investing activities:
Purchases of fixed assets	(27,263)	(21,964)	(76,219)	(71,283)
Payments from (for equity) investments and business
acquisitions, net of cash acquired	1,214	(14,244)	(655,879)	(53,240)
Proceeds from sale of equity investments	296,751	1,000	307,251	1,000
Repayments from (borrowings for) loan to affiliate	265	(1,500)	16,713	(25,700)
Other	(1,927)	(3,544)	(14,175)	(15,101)
Net cash provided by (used in) investing activities from continuing operations	269,040	(40,252)	(422,309)	(164,324)
Net cash used in investing activities from discontinued operations	-	(6,345)	(2,064)	(28,630)
Net cash provided by (used in) investing activities	269,040	(46,597)	(424,373)	(192,954)

Cash flows from financing activities:
Net change in bank borrowings	(84,066)	(193,357)	(927,912)	210,741
Proceeds from issuance of long-term debt	-	-	741	115,000
Principal payments for long-term debt	(250,692)	(252)	(260,944)	(24,735)
Debt issuance costs	-	(106)	(391)	(501)
Proceeds from issuance of stock upon exercise of stock options	-	-	34	3,076
Payments for repurchases of common stock	(200,000)	(85,894)	(525,000)	(200,000)
Payments for taxes related to shares withheld for employee taxes	(63)	(120)	(10,814)	(18,023)
Distribution received related to Animal Health Spin-off	-	-	1,120,000	-
Proceeds related to Animal Health Share Sale	-	-	361,090	-
Proceeds from (distributions to) noncontrolling shareholders	(1,931)	(1,209)	51,498	(7,351)
Acquisitions of noncontrolling interests in subsidiaries	-	(1,402)	(2,358)	(287,635)
Proceeds from (payments to) Henry Schein Animal Health Business	(2,738)	100,061	(169,295)	(192,745)
Net cash used in financing activities from continuing operations	(539,490)	(182,279)	(363,351)	(402,173)
Net cash provided by (used in) financing activities from discontinued operations	2,738	(102,981)	147,371	(201,603)
Net cash used in financing activities	(536,752)	(285,260)	(215,980)	(603,776)

Effect of exchange rate changes on cash & cash equivalents continuing operations	5,993	(80)	14,394	14,425
Effect of exchange rate changes on cash & cash equivalents discontinued operations	-	(1,546)	(2,240)	3,150
Net change in cash and cash equivalents from continuing operations	30,841	(41,051)	49,212	(101,117)
Net change in cash and cash equivalents from discontinued operations	-	1,520	(23,324)	6,668
Cash and cash equivalents, beginning of period	75,256	97,936	56,885	158,002
Cash and cash equivalents, end of period	$106,097	$56,885	$106,097	$56,885

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2019 Fourth Quarter
Sales Summary
(in thousands)
(unaudited)

Q4 2019 over Q4 2018

Global	Q4 2019	Q4 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,722,154	$1,673,464	2.9%	-1.3%	4.2%	1.7%	2.5%

Medical	788,659	684,799	15.2%	0.0%	15.2%	5.0%	10.2%

Total Health Care Distribution	2,510,813	2,358,263	6.5%	-0.9%	7.4%	2.7%	4.7%

Technology and value-added services	137,102	114,293	20.0%	-0.3%	20.3%	10.9%	9.4%

Total excluding Corporate TSA Revenue	2,647,915	2,472,556	7.1%	-0.9%	8.0%	3.1%	4.9%

Corporate TSA revenues (1)	21,026	-	n/a	n/a	n/a	n/a	n/a
Total Global	$2,668,941	$2,472,556	7.9%	-1.0%	8.9%	3.1%	5.8%
North America	Q4 2019	Q4 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,061,077	$1,035,787	2.4%	-0.1%	2.5%	0.3%	2.2%

Medical	769,135	665,752	15.5%	0.0%	15.5%	5.2%	10.3%

Total Health Care Distribution	1,830,212	1,701,539	7.6%	0.0%	7.6%	2.3%	5.3%

Technology and value-added services	117,608	98,407	19.5%	0.0%	19.5%	10.8%	8.7%

Total excluding Corporate TSA Revenue	1,947,820	1,799,946	8.2%	0.0%	8.2%	2.7%	5.5%

Corporate TSA revenues (1)	-	-	n/a	n/a	n/a	n/a	n/a

Total North America	$1,947,820	$1,799,946	8.2%	0.0%	8.2%	2.7%	5.5%

International	Q4 2019	Q4 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$661,077	$637,677	3.7%	-3.3%	7.0%	4.0%	3.0%

Medical	19,524	19,047	2.5%	-3.0%	5.5%	0.0%	5.5%

Total Health Care Distribution	680,601	656,724	3.6%	-3.4%	7.0%	3.9%	3.1%

Technology and value-added services	19,494	15,886	22.7%	-2.4%	25.1%	11.7%	13.4%

Total excluding Corporate TSA Revenue	700,095	672,610	4.1%	-3.3%	7.4%	4.0%	3.4%

Corporate TSA revenues (1)	21,026	-	n/a	n/a	n/a	n/a	n/a
Total International	$721,121	$672,610	7.2%	-3.4%	10.6%	4.1%	6.5%

(1)     Corporate TSA revenues represents sales of certain products to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, which we expect to continue through August 2020.

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - YTD Sales

Henry Schein, Inc.
Full Year 2019
Sales Summary
(in thousands)
(unaudited)

Full Year 2019 over Full Year 2018

Global	Full Year 2019	Full Year 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$6,415,865	$6,347,998	1.1%	-2.3%	3.4%	1.4%	2.0%

Medical	2,973,586	2,661,166	11.7%	-0.2%	11.9%	4.9%	7.0%

Total Health Care Distribution	9,389,451	9,009,164	4.2%	-1.7%	5.9%	2.4%	3.5%

Technology and value-added services	515,085	408,439	26.1%	-0.9%	27.0%	22.7%	4.3%

Total excluding Corporate TSA Revenue	9,904,536	9,417,603	5.2%	-1.7%	6.9%	3.4%	3.5%

Corporate TSA revenues (1)	81,267	-	n/a	n/a	n/a	n/a	n/a
Total Global	$9,985,803	$9,417,603	6.0%	-1.7%	7.7%	3.3%	4.4%

North America	Full Year 2019	Full Year 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$3,911,746	$3,866,171	1.2%	-0.2%	1.4%	0.2%	1.2%

Medical	2,894,137	2,581,696	12.1%	0.0%	12.1%	5.0%	7.1%

Total Health Care Distribution	6,805,883	6,447,867	5.6%	-0.1%	5.7%	2.1%	3.6%

Technology and value-added services	445,317	344,168	29.4%	0.0%	29.4%	25.7%	3.7%

Total excluding Corporate TSA Revenue	7,251,200	6,792,035	6.8%	-0.1%	6.9%	3.3%	3.6%

Corporate TSA revenues (1)	4,098	-	n/a	n/a	n/a	n/a	n/a
Total North America	$7,255,298	$6,792,035	6.8%	-0.2%	7.0%	3.4%	3.6%

International	Full Year 2019	Full Year 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,504,119	$2,481,827	0.9%	-5.7%	6.6%	3.3%	3.3%

Medical	79,449	79,470	0.0%	-5.5%	5.5%	0.0%	5.5%

Total Health Care Distribution	2,583,568	2,561,297	0.9%	-5.7%	6.6%	3.3%	3.3%

Technology and value-added services	69,768	64,271	8.6%	-5.6%	14.2%	6.8%	7.4%

Total excluding Corporate TSA Revenue	2,653,336	2,625,568	1.1%	-5.7%	6.8%	3.4%	3.4%

Corporate TSA revenues (1)	77,169	-	n/a	n/a	n/a	n/a	n/a
Total International	$2,730,505	$2,625,568	4.0%	-5.7%	9.7%	3.3%	6.4%

(1)     Corporate TSA revenues represents sales of certain products to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, which we expect to continue through August 2020.

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit B

Henry Schein, Inc.
2019 Fourth Quarter and Year-to-Date
Reconciliation of reported GAAP net income from continuing operations and diluted EPS from continuing operations attributable to Henry Schein, Inc.
to non-GAAP net income from continuing operations and
diluted EPS from continuing operations attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Fourth Quarter			Full Year
			%			%
	2019	2018	Growth	2019	2018	Growth
Net Income from continuing operations attributable to Henry Schein, Inc.	$330,609	$117,777	180.7%	$700,691	$430,717	62.7%
Diluted EPS from continuing operations attributable to Henry Schein, Inc.	$2.25	$0.77	192.2%	$4.69	$2.80	67.5%

Non-GAAP Adjustments
Restructuring costs (credits) - Pre-tax (1)	$(1,059)	$34,644		$14,705	$54,367
Income tax expense (benefit) for restructuring costs (credits) (1)	265	(8,688)		(3,676)	(13,592)
Net gain on sale of equity investments (2)	(186,769)	-		(186,769)	-
Litigation settlements - Pre-tax (3)	-	-		-	38,488
Income tax benefit for litigation settlements (3)	-	-		-	(9,622)
One-time tax on reorganization related to HS One (4)	-	-		-	3,914
One-time tax charge related to the Animal Health spin-off (5)	-	3,135		-	3,135
International legal entity reorganization (6)	-	(10,649)		-	(10,649)
Change in estimate of transition tax on repatriated
foreign earnings (7)	-	-		-	(10,000)
Tax credit related to Animal Health spin-off (8)	-	-		(1,333)	-
Total non-GAAP adjustments to Net Income from continuing operations	$(187,563)	$18,442		$(177,073)	$56,041

Non-GAAP adjustments to diluted EPS from continuing operations	$(1.28)	$0.12		$(1.19)	$0.36

Non-GAAP Net Income from continuing operations attributable to Henry Schein, Inc.	$143,046	$136,219	5.0%	$523,618	$486,758	7.6%
Non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc.	$0.97	$0.89	9.0%	$3.51	$3.17	10.7%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  Earnings per share numbers may not sum due to rounding.

(1)     Represents Q4 2019 restructuring credits of $1,059, net of $265 tax expense, resulting in an after-tax effect of $794 and YTD 2019 restructuring costs of $14,705, net of $3,676 tax benefit, resulting in an after-tax effect of $11,029.  Represents Q4 2018 restructuring costs of $34,644, net of $8,688 tax benefit, resulting in an after-tax effect of $25,956 and YTD 2018 restructuring costs of $54,367, net of $13,592 tax benefit, resulting in an after-tax effect of $40,775.

(2)     Represents a net after-tax gain on a sale of equity investments during Q4 2019.

(3)     Represents a Q3 2018 pre-tax charge of $38,488 related to a litigation settlement, net of a tax benefit of $9,622, resulting in a net after-tax charge of $28,866.

(4)     Represents a Q3 2018 one-time charge of $3,914 related to a tax on reorganization of legal entities related to forming Henry Schein One.

(5)     Represents a Q4 2018 one-time charge of $3,135 to income tax expense as a result of a reorganization of legal entities completed in preparation for the Animal Health spin-off.

(6)     Represents a $10,649 effect on income resulting from an income tax credit of $13,852, net of noncontrolling interest of $3,203, in Q4 2018 originating from a legal entity reorganization outside the United States.

(7)     Represents a Q3 2018 one-time credit of $10,000 related to a change in the estimate of the transition tax on deemed repatriated foreign earnings.

(8)     Represents a change in estimate of $1,333 to income tax expense related to a one-time tax expense recorded in Q4 2018 as a result of a reorganization of legal entities completed in preparation for the Animal Health spin-off, which was completed on February 7, 2019.

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